Exhibit 99.1

ConocoPhillips Announces Executive Leadership Changes

February 18, 2016

HOUSTON — ConocoPhillips (NYSE: COP) today announced the retirement of Jeff Sheets as executive vice president, Finance and chief financial officer after more than 35 years with ConocoPhillips. In conjunction with Sheets’ retirement, the company also announced several executive leadership changes to realign responsibilities. The executive leadership changes are summarized below:

•                  Don Wallette, Jr., currently executive vice president, Commercial, Business Development and Corporate Planning, has been named executive vice president, Finance, Commercial and chief financial officer. In this role, Wallette will be responsible for the company’s financial and commercial functions. Wallette has more than 30 years of experience across many aspects of the business and has served in numerous leadership roles.

•                  Al Hirshberg, currently executive vice president, Technology and Projects, has been named executive vice president, Production, Drilling and Projects. In this role, Hirshberg will oversee the company’s worldwide operations and will also be responsible for drilling, major projects and the health, safety and environmental function. Hirshberg has more than 30 years of industry experience in a variety of operational, technical and leadership roles.

•                  Matt Fox, currently executive vice president, Exploration and Production, has been named executive vice president, Strategy, Exploration and Technology. In this capacity, Fox will be responsible for strategic planning, exploration, business development and technology development. Fox has served in several operational, technical and leadership roles during more than 30 years in industry.

These appointments are effective April 1. Sheets will remain in his current position until the effective date and will remain an employee of ConocoPhillips through May 31 to provide support during the transition of his responsibilities. Wallette, Hirshberg and Fox will continue to report to chairman and chief executive officer Ryan Lance.

“We will miss Jeff’s extensive knowledge and experience, and I want to thank him for his significant contributions throughout his career at ConocoPhillips,” said Ryan Lance, chairman and chief executive officer. “He has been a valued member of the executive leadership team and played an instrumental role in our transformation as an independent exploration and production company,” added Lance. “I also look forward to continued leadership from Don, Al and Matt in their new roles. This team is well prepared to take on the challenges and opportunities for ConocoPhillips at this important time in our industry.”

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About ConocoPhillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 21 countries, $30 billion in annual revenue, $97.5 billion of total assets, and approximately 15,900 employees as of Dec. 31, 2015. Production averaged 1,589 MBOED in 2015, and preliminary proved reserves were 8.2 billion BOE as of Dec. 31, 2015. For more information, go to www.conocophillips.com.

Contacts

Daren Beaudo (media)

281-293-2073

daren.beaudo@conocophillips.com

Sidney J. Bassett (investors)

281-293-5000

sid.bassett@conocophillips.com

Vladimir R. dela Cruz (investors)

281-293-5000

v.r.delacruz@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases; international monetary conditions; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.